NEWS RELEASE
NASDAQ Symbol: “STRS”
Stratus Properties Inc.	Financial and Media Contact:
212 Lavaca St., Suite 300	William H. Armstrong III
Austin, Texas 78701	(512) 478-5788

STRATUS PROPERTIES INC. SECURES FINANCING FOR
AND BEGINS CONSTRUCTION OF HOLDEN HILLS,
A RESIDENTIAL PROJECT IN THE BARTON CREEK COMMUNITY

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AUSTIN, TX, February 14, 2023 - Stratus Properties Inc. (NASDAQ: STRS) (“Stratus” or the “Company”) today announced that it has secured financing for, and commenced construction of, Holden Hills, a new development comprised of 475 custom residences on 495 acres within the established Barton Creek community in southwest Austin. Stratus considers Holden Hills, which is the last remaining single-family project in the Barton Creek community, to be a crown jewel of its 30-plus years of residential development. For more information about Holden Hills, visit www.HoldenHills.com.

Stratus has entered into a joint venture with an unrelated third-party investor that contributed 50% of the equity to develop Holden Hills.

In addition, Holden Hills, L.P., the Texas limited partnership formed by Stratus and the equity investor, has entered into a construction loan agreement with Comerica Bank, which agreed to provide a three-year construction loan, guaranteed by Stratus to finance Phase I of the development. The partnership has secured all key construction permits for Phase I and construction has commenced. The partnership plans to complete the financing of Phase II of the two-phase development program with additional bank debt.

Holden Hills

William H. Armstrong III, Chairman of the Board and Chief Executive Officer of Stratus, said, “We have a long history of navigating the Austin market and creating value in our properties across a range of economic environments. Holden Hills is a unique and beautiful property, and our focus on sustainability and wellness has been thoughtfully planned to capitalize on growing trends in consumer demand.”

Mr. Armstrong continued, “The Holden Hills project is expected to extend our long track record of creating value, and positions Stratus to continue returning capital to shareholders, building on our recent $40 million special cash dividend and $10 million share repurchase program. We will continue to leverage our team’s knowledge, experience and relationships in the markets where we operate to pursue prudent growth opportunities.”

Located within the established Barton Creek Community, Holden Hills is designed to promote sustainability, energy conservation, and residents’ health and wellness, both inside and outside of the homes. Stratus’ research confirms that buyers want a safe home, built to protect their health, both mind and body, and the natural environment. The Holden Hills property is planned to maximize onsite renewable energy production to meet the community’s needs, with any excess energy to be returned to the local electrical grid. Stratus is also committing to use safe construction materials essential to creating a healthy living space.

The Holden Hills project will comprise a series of neighborhoods, each designed by leading architects, including Andersson\Wise and Sanders Architecture, known for distinguished and thoughtful design. Project Architect Arthur Andersson, said “Our inspiration for the Holden Hills residences comes from land and climate. Our floor plans are shaped to naturally honor the characteristics of the Texas Hill Country, creating dwellings that celebrate our local prevailing breezes, dramatic views and heritage live oak groves. Holden Hills presents an opportunity to live intimately with nature, to celebrate the beauty of the Texas Hill Country and be a model of sustainable design for generations.”

Architect Christopher L. Sanders said, “A sustainable project leads with good design. Building beautiful and resilient homes suitable and responsive to their site is fundamental to achieving our ambitious sustainability goals for the Holden Hills neighborhood in southwest Austin.”

LEED Fellow Gail Vittori, working in conjunction with project Sustainability Consultants Andrew Wagner Architects, said “Health, wellness and ecological stewardship are enduring values that are fundamental to Holden Hills’ design ethic. The project’s integrated, systems-oriented approach will set a compelling benchmark for what residential development in Central Texas needs to be.”

As part of a focus on wellness, Holden Hills will provide residents with a direct connection to nature and community, through carefully curated green spaces, communal gathering points and an extensive trail system that will stretch approximately 3.5 miles through undisturbed open space and connect to the 14 mile long iconic Barton Creek Greenbelt. These homes have intimate interior spaces that transition to outdoor living rooms with expansive views and are designed with a palette of native masonry, plaster, brick, stone and metal roof material to ensure that they blend with their natural surroundings and reinforce advanced sustainable building practices. Stratus expects to begin building homes and selling home sites in late 2024.

About Stratus Properties Inc.

Stratus is a diversified real estate company engaged primarily in the acquisition, entitlement, development, management, leasing and sale of multi-family and single-family residential real estate properties and commercial properties in the Austin, Texas area and other select markets in Texas.

Forward-Looking Statements

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, such as plans, projections or expectations related to the total capital that will be required to develop Holden Hills, the timing of building homes or selling homes sites at Holden Hills, plans for the financing of Phase II of the development of Holden Hills, possible future cash returns to Stratus’ shareholders, implementation and effectiveness of sustainability, energy conservation and health and wellness goals, and Stratus’ expectations about the Austin real estate market. The words “anticipate,” “may,” “can,” “plan,” “believe,” “potential,” “estimate,” “expect,” “project,” "target," “intend,” “likely,” “will,” “should,” “to be” and any similar expressions and/or statements are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to execute profitably on its development plan for Holden Hills, the availability and terms of additional financing for the development of Phase II of Holden Hills, Stratus’ ability to implement its business strategy successfully, including its ability to develop, finance, construct and sell or lease properties on its anticipated schedule and at prices its Board of Directors considers acceptable, changes in the demand for real estate in the select markets in Texas where Stratus operates, changes in economic, market, tax and business conditions, including increases in inflation and interest rates, supply chain constraints, tightening bank credit, increases in operating and construction costs, including real estate taxes and the cost of building materials and labor, environmental risks, future cash returns to shareholders, including the timing and amount of repurchases under our share repurchase program, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2021, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, each filed with the Securities Exchange Commission.

Under Stratus’ Comerica Bank debt agreements, Stratus is not permitted to repurchase its common stock in excess of $1.0 million or pay dividends on its common stock without Comerica Bank’s prior written consent, which was obtained in connection with the special cash dividend and share repurchase program. Any future declaration of dividends or decision to repurchase Stratus’ common stock is at the discretion of Stratus’ Board, subject to restrictions under Stratus’ Comerica Bank debt agreements, and will depend on Stratus’ financial results, cash requirements, projected compliance with covenants in its debt agreements, outlook and other factors deemed relevant by the Board. Stratus’ future debt agreements, future refinancings of or amendments to existing debt agreements or other future agreements may restrict Stratus’ ability to declare dividends or repurchase shares.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

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A copy of this release is available on Stratus’ website, stratusproperties.com.
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